 Exhibit 32

SECTION 1350 CERTIFICATIONS

In connection with the quarterly report of the Federal Home Loan Bank of Indianapolis ("Bank") on Form 10-Q for the period ended September 30, 2026, as filed with the Securities and Exchange Commission on the date hereof ("Report"), each of the undersigned officers certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

By: /s/ BRENDAN W. MCGRATH
Brendan W. McGrath
President - Chief Executive Officer
November 10, 2026

By: /s/ CHAD A. BRANDT
Chad A. Brandt
Executive Vice President - Chief Financial Officer
November 10, 2026

By: /s/ STEPHANIE L. LESNET
Stephanie L. Lesnet
Senior Vice President - Chief Accounting Officer
November 10, 2026